EXHIBIT 10.16

                                 PROMISSORY NOTE


$26,700,000.00                                             Jacksonville, Florida
                                                           September ___, 1997

     FOR VALUE RECEIVED, the undersigned, jointly and severally and solidarily if more than one, ("Maker"), hereby promises to pay to the order of MERIDIAN INDUSTRIAL TRUST, INC. ("Lender"), at the office of the Lender at 455 Market Street, 17th Floor, San Francisco, CA 94105 or such other place as the holder may designate in writing, the sum of Twenty Six Million Seven Hundred Thousand and 00/100 Dollars ($26,700,000.00) or such lesser amount as may be outstanding from time to time, with interest thereon at the rates provided hereinafter and with payments of principal and interest as specified below.

     Interest on this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 computation). From the date hereof until the maturity of this Note, interest shall accrue at the rate of nine and one quarter percent (9.25%) per annum. During the term of this Note, payments of interest only at the rate set forth above, shall be made each month beginning on October 31, 1997 and continuing on the last day of each succeeding month until paid in full. The entire principal balance of this Note, and all accrued but unpaid interest shall be due and payable in full on December 31, 1997. In addition, Maker shall pay a late charge in the amount of five percent (5%) of any payment due hereunder which is not received by Lender within nine (9) days of its due date.

     This Note may not be prepaid in whole or in part prior to maturity.

     After maturity, whether normal maturity or upon acceleration, the unpaid principal balance of this Note and, to the extent permitted by law, any accrued but unpaid interest thereon, shall accrue interest until paid in full at a rate which is four percent (4%) per annum higher than the interest rate set forth in the second paragraph of this Note. Nothing contained herein shall entitle the holder of this Note to demand or collect interest or charges in the nature of interest in excess of that permitted by law and if any such excess is collected, it shall be promptly paid to the Maker together with interest thereon at the highest lawful rate in effect at the time of such overcharge.

     This Note is secured by and entitled to the benefit of a Mortgage, Security Agreement and Assignment of Leases and Rents (the "Mortgage") of even date encumbering certain property as described therein, an Assignment of Leases and Rents, as well all other collateral security extended in connection herewith or to secure payment of this Note, in whole or in part.

     If default be made in the payment of any amounts required to be paid under this Note (which default is not cured within ten (10) days) or if there exists any event of default under the Mortgage, then the holder hereof may, at its option, declare the entire principal balance and accrued interest to be immediately due and payable without notice, time being of the essence.

     Maker and each guarantor of this Note hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a "solidary" or "joint and several" basis. Maker and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Maker and each guarantor additionally agree that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Maker or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender' rights and remedies. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default.

     If the Maker defaults under this Note, it shall be obligated to pay all costs, including reasonable attorneys' fees, incurred by the holder in pursuing its remedies hereunder and under any instrument securing this Note, including costs and fees on appeal and in insolvency proceedings.

     This Note shall be governed by the laws of the State of Louisiana.

     MAKER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

                              EASTGROUP PROPERTIES, L.P.

                              By:  EastGroup Properties General Partners, Inc.


                                   By:
                                      -----------------------------------
                                   Title:


                                   By:
                                      -----------------------------------
                                   Title: